SCHEDULE 14C INFORMATION

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Morningstar Funds Trust

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MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

Morningstar Alternatives Fund (the “Fund”)

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Morningstar Alternatives Fund, a series of Morningstar Funds Trust (the “Trust”). We encourage you to access and review all the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund. Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with existing subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders, provided that the Board of Trustees of the Trust (the “Board”) approves the arrangement.

On March 11, 2020, after consideration and evaluation of various factors and information, the Board approved the terms of a subadvisory agreement between BlackRock Financial Management, Inc. (“BlackRock”), MIM and the Trust on behalf of the Fund that was entered into on April 1, 2020, pursuant to which BlackRock serves as a subadviser to the Fund effective June 8, 2020 (the “Subadvisory Agreement”). In connection with the Board’s approval of the Subadvisory Agreement, the Board also approved a related sub-subadvisory agreement between BlackRock and BlackRock International Limited (“BIL”), a corporation organized under the laws of Scotland and a wholly owned subsidiary of BlackRock, Inc. (the “BIL Agreement”). For purposes of this Information Statement, the discussion of BlackRock and the Subadvisory Agreement should be read as encompassing information, as relevant, about BIL and the BIL Agreement.

BlackRock is an SEC-registered investment adviser based in New York, New York. In addition to BlackRock, SSI Investment Management, Inc. and Water Island Capital, LLC continue to serve as subadvisers to the Morningstar Alternatives Fund. A more detailed description of BlackRock, its investment operations and the Subadvisory Agreement is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about June 9, 2020 to shareholders of record of the Fund as of May 29, 2020. Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. The full Information Statement will be available for printing on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2020. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, c/o D. Scott Schilling, Chief Compliance Officer, 22 W. Washington Street, Chicago, Illinois 60602, or by calling (877) 626-3224. If you would like to receive a paper or email copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

June 9, 2020

Dear Shareholders of the Morningstar Alternatives Fund:

We are pleased to notify you of a recent change involving the investment management of the Morningstar Alternatives Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”).

On March 11, 2020, after consideration and evaluation of various factors and information, the Board approved the terms of a subadvisory agreement between BlackRock Financial Management, Inc. (“BlackRock”), MIM and the Trust on behalf of the Fund that was entered into on April 1, 2020, pursuant to which BlackRock serves as a subadviser to the Fund effective June 8, 2020 (the “Subadvisory Agreement”). In connection with the Board’s approval of the Subadvisory Agreement, the Board also approved a related sub-subadvisory agreement between BlackRock and BlackRock International Limited (“BIL”), a corporation organized under the laws of Scotland and a wholly owned subsidiary of BlackRock, Inc. (the “BIL Agreement”). For purposes of this Information Statement, the discussion of BlackRock and the Subadvisory Agreement should be read as encompassing information, as relevant, about BIL and the BIL Agreement.

BlackRock is an SEC-registered investment adviser based in New York, New York. In addition to BlackRock, SSI Investment Management, Inc. and Water Island Capital, LLC continue to serve as subadvisers to the Morningstar Alternatives Fund.

As you know, Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers that serve as subadvisers for the Fund.

Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders, provided that the Board approves the arrangement.

The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the addition of BlackRock as a subadviser for the Fund. The Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2020.

A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, c/o D. Scott Schilling, Chief Compliance Officer, 22 W. Washington Street, Chicago, Illinois 60602, or by calling (877) 626-3224.

I encourage you to read the attached Information Statement, which contains information about BlackRock, its investment operations and the Subadvisory Agreement.

Sincerely,

/s/ Daniel E. Needham

Daniel E. Needham

Trustee and President, Morningstar Funds Trust

1

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of Morningstar Funds Trust (the “Trust”) to inform shareholders about a recent change involving the investment management of the Morningstar Alternatives Fund (the “Fund”).

On March 11, 2020, after consideration and evaluation of various factors and information, the Board approved the terms of a subadvisory agreement between BlackRock Financial Management, Inc. (“BlackRock”), MIM and the Trust on behalf of the Fund that was entered into on April 1, 2020, pursuant to which BlackRock serves as a subadviser to the Fund, effective June 8, 2020 (the “Subadvisory Agreement”). As BlackRock already serves as a subadviser to another series of the Trust, the Fund was added to the identical, existing agreement between BlackRock, MIM and the Trust, dated May 1, 2018, pursuant to an amendment dated April 1, 2020. In connection with the Board’s approval of the Subadvisory Agreement for the Fund, the Board also approved a related sub-subadvisory agreement between BlackRock and BlackRock International Limited (“BIL”), a corporation organized under the laws of Scotland and a wholly owned subsidiary of BlackRock, Inc. (the “BIL Agreement”). For purposes of this Information Statement, the discussion of and references to BlackRock and the Subadvisory Agreement should be read as also encompassing information, as relevant, about BIL and the BIL Agreement.

BlackRock is an SEC-registered investment adviser based in New York, New York. BIL is an SEC-registered investment adviser based in Edinburgh, Scotland in the United Kingdom. In addition to BlackRock, SSI Investment Management, Inc. and Water Island Capital, LLC continue to serve as subadvisers to the Morningstar Alternatives Fund.

The Subadvisory Agreement was approved by the Board upon the recommendation of MIM, without shareholder approval, as is permitted by the exemptive order issued by the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2017 (the “Exemptive Order”).

A Notice of Internet Availability of this Information Statement is being mailed on or about June 9, 2020 to shareholders of record of the Fund as of May 29, 2020. Only one Notice of Internet Availability and one Information Statement is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. If multiple security holders sharing an address are receiving multiple Notices of Internet Availability and Information Statements, however, they may request that a single copy of each be mailed by contacting the Trust at the address or phone number listed below.

This Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2020. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Morningstar Funds Trust, c/o D. Scott Schilling, Chief Compliance Officer, 22 W. Washington Street, Chicago, Illinois 60602, or by calling (877) 626-3224. The Fund will pay the costs associated with preparing and distributing this Information Statement to the Fund’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MIM is the investment adviser for each series of the Trust, including the Fund. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as an investment adviser (including as a subadviser) of the mutual fund. The Trust and MIM have obtained the Exemptive Order from the SEC, which permits MIM, subject to certain conditions and approval by the Board, to select new subadvisers, change the terms of agreements with existing subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders. Under the Exemptive Order, MIM acts as a manager of managers for the Fund, responsible for allocating the Fund’s assets to one or more subadvisers, overseeing the provision of portfolio management services to the Fund by the subadvisers, and recommending hiring or changing subadvisers to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or MIM (the “Independent Trustees”), authorized MIM to appoint BlackRock as a subadviser to the Fund and approved the new Subadvisory Agreement. As noted above, in connection with the Board’s approval of BlackRock as a subadviser to the Fund, the Board also approved BlackRock’s use of BIL as a sub-subadviser pursuant to a separate agreement between BlackRock and BIL with respect to the Fund.

The Trust and MIM must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a subadvisory agreement, the affected fund will notify its shareholders of the changes. This Information Statement provides such notice of the change and offers details regarding BlackRock and the Subadvisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Adviser

MIM, located at 22 W. Washington Street, Chicago, IL 60602, serves as investment adviser to the Fund. MIM is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

MIM provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement between the Trust and MIM dated April 30, 2018 (the “Advisory Agreement”). As the Fund’s investment adviser, MIM has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and subject to review and approval by the Board, sets the Fund’s overall investment strategies. MIM is also responsible for the oversight and evaluation of each Fund’s subadvisers. MIM is responsible for hiring, terminating, and replacing subadvisers, subject to the Board’s approval. Before hiring a subadviser, MIM performs due diligence on the subadviser, including (but not limited to), quantitative and qualitative analysis of the subadviser’s investment process, risk management, and historical performance. MIM is responsible for establishing the target allocation of the Fund’s assets to each subadviser and may adjust the target allocations at its discretion. MIM is also responsible for periodically reallocating the portfolio among the subadvisers, the timing and degree of which will be determined by MIM. For providing these services to the Fund, the Trust pays MIM an advisory fee at the annual rate of 0.85% of the Fund’s average daily net assets.

MIM has contractually agreed, through at least August 31, 2020, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended) to ensure that the Fund’s Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, acquired fund fees and expenses (“AFFE”), short sale dividend and interest expenses, litigation expenses, and extraordinary expenses) do not exceed 1.29% (the “Base Expense Limitation Agreement”).

In addition, MIM has contractually agreed, through at least August 31, 2020, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended) to ensure that the Fund’s Total Annual Fund Operating Expenses (including AFFE but excluding taxes, interest, brokerage commissions, trading costs, short sale dividend and interest expenses, litigation expenses, and extraordinary expenses) do not exceed 1.20% (the “Supplemental Expense Limitation Agreement” and, collectively with the Base Expense Limitation Agreement, the “Expense Limitation Agreements”). Neither the Base Expense Limitation Agreement nor the Supplemental Expense Limitation Agreement may be terminated prior to August 31, 2020, unless the Board consents to an earlier revision or termination.

For the fiscal period ended April 30, 2020, pursuant to the Expense Limitation Agreements described above, MIM waived a portion of its investment advisory fees and/or made payments to limit Fund expenses. After giving effect to the Expense Limitation Agreements, for the fiscal period ended April 30, 2020, the Fund paid MIM advisory fees equal to $752,408.

The following Trustee and officers of the Trust are also officers and/or employees of MIM or its affiliates:

•

Daniel E. Needham serves as Trustee and President and Principal Executive Officer of the Trust and as President of Morningstar, Inc.’s (“Morningstar”) investment management group, MIM and Morningstar Investment Services LLC;

•	Illinan Sary serves as Assistant Treasurer of the Trust and as Mutual Fund Accounting Director for MIM;

•	D. Scott Schilling serves as Chief Compliance Officer (“CCO”), Anti-Money Laundering (“AML”) Compliance Officer, and Secretary of the Trust and as Global CCO at Morningstar; and

•	F. Allen Bliss serves as Assistant Secretary of the Trust and as Associate General Counsel for Morningstar.

The address of these individuals is 22 W. Washington Street, Chicago, Illinois 60602.

BlackRock

BlackRock is a Delaware corporation with principal offices located at 55 East 52nd Street, New York, NY 10055. BlackRock is registered as an investment adviser with the SEC and was founded in 1988. BlackRock is a wholly owned subsidiary of BlackRock Holdco 2, Inc., which is located at 40 East 52nd Street, New York, NY 10022. BlackRock Holdco 2, Inc. is a wholly owned subsidiary of BlackRock, Inc., a publicly traded company, which resides at the same address as BlackRock. BIL is a corporation organized under the laws of Scotland and is a wholly owned subsidiary of BlackRock, Inc. As of December 31, 2019, The PNC Financial Services Group, Inc. held 22.0% of BlackRock, Inc.’s voting common stock and 22.4% of BlackRock Inc.’s capital stock, which includes outstanding common and nonvoting preferred stock. The PNC Financial Services Group, Inc. is located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, PA 15222. As of May 15, 2020, The PNC Financial Services Group sold the entirety of its holdings in BlackRock Inc. with the exception of 500,000 shares, which it intends to donate to its charitable arm.

BlackRock is not an affiliated person of the Trust or MIM and will discharge its responsibilities subject to the oversight of MIM. BlackRock will be compensated out of the fees MIM receives from the Fund. There will be no increase in the advisory fees paid by the Fund to MIM as a consequence of the approval of the Subadvisory Agreement. The fees paid by MIM to BlackRock depend upon the fee rates that were negotiated with BlackRock by MIM.

The name and principal occupation of the principal executive officers and directors of BlackRock are listed below. The address of each principal executive officer, as it relates to the person’s position with BlackRock, is 55 East 52nd Street, New York, NY 10055.

Name	Position(s) with BlackRock
Daniel R. Waltcher	Director
Gary S. Shedlin	Chief Financial Officer and Director
Robert L. Goldstein	Chief Operating Officer and Director
Laurence D. Fink	Chairman, Chief Executive Officer, and Director
Robert S. Kapito	President
Charles C. Park	Chief Compliance Officer
Christopher J. Meade	General Counsel and Chief Legal Officer

No officer or Trustee of the Trust is an officer, employee, director, general partner, or shareholder of BlackRock. In addition, since the beginning of the Trust’s most recently completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which BlackRock, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of the Trust’s most recently completed fiscal year, none of the Trustees purchased or sold securities of BlackRock or its parents or subsidiaries.

The following BlackRock portfolio managers will be primarily responsible for the day-to-day management of BlackRock’s allocated portion of the Fund’s portfolio:

Tom Parker, CFA — Tom Parker has been a Managing Director of BlackRock, Inc. since 2009; Chief Investment Officer of BlackRock’s Systematic Fixed Income Group since 2015; Deputy Chief Investment Officer of BlackRock’s Model-Based Fixed Income Portfolio Management Group since 2010; Co-Head of Credit Investments and Member of the Fixed Income Research Approval Committee of Barclays Global Investors (“BGI”) from 2001 to 2009. Tom has served as a portfolio manager for the Fund since June 2020.

Scott Radell — Scott Radell has been a Managing Director of BlackRock, Inc. since 2009; Head of San Francisco Fixed Income Core PM within BlackRock’s Systematic Fixed Income Portfolio Management Group since 2009; Portfolio Manager of BGI from 2003 to 2009. Scott has served as a portfolio manager for the Fund since June 2020.

Jeffrey Rosenberg, CFA — Jeffrey Rosenburg has been a Managing Director of BlackRock, Inc. since 2011; Chief Fixed Income Strategist and member of the BlackRock Investment Institute since 2016; Chief Investment Strategist for Fundamental Fixed Income at BlackRock since 2011; Chief Credit Strategist at Bank of America Merrill Lynch from 2002 to 2011. Jeffrey has served as a portfolio manager for the Fund since June 2020.

The New Subadvisory Agreement

As noted above, the Subadvisory Agreement was approved by the Board at its meeting on March 11, 2020 (“Subadvisory Agreement”), which was called for the purpose, among other reasons, of approving the Subadvisory Agreement. The Subadvisory Agreement provides that it will terminate automatically in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Advisory Agreement, except as otherwise provided by applicable law or the Exemptive Order.

Under the terms of the Subadvisory Agreement, BlackRock makes investment decisions for the portion of the assets of the Fund allocated to it by MIM (the “BlackRock Segment”). BlackRock, subject to the oversight of MIM and the Board, is responsible for, among other things: (i) conducting a continuous program of investment, evaluation, and, if appropriate, sale and reinvestment of the BlackRock Segment’s assets; (ii) making investment decisions; and (iii) placing orders for the investment and reinvestment of the BlackRock Segment’s assets, subject to the stated investment policies and restrictions of the Fund as set forth in its prospectus and statement of additional information, as supplemented or amended from time to time, and subject to the directions of MIM and the Board. As a subadviser to the Fund, BlackRock may in its discretion utilize the services of its affiliate BIL pursuant to a separate agreement between BlackRock and BIL.

The Subadvisory Agreement also provides that BlackRock is responsible for expenses related to their activities. BlackRock is not responsible for the expenses of the Trust, the Fund and MIM, including, but not limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith; expenses of holding or carrying the BlackRock Segment’s assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the BlackRock Segment’s assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of BlackRock); expenses for legal, accounting, and auditing services rendered to the Trust or the Fund; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates, and distribution dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents, and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other changes in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses of the Trust or the Fund. The Subadvisory Agreement provides for BlackRock to be compensated from the fees that MIM receives from the Fund based on the average daily net assets of the Fund that are allocated to BlackRock. The BIL Agreement permits BlackRock to delegate certain investment activities to BIL subject to BlackRock’s oversight and direction. BlackRock will pay all compensation earned by BIL.

The Subadvisory Agreement may be terminated at any time, without the payment of any penalty: (i) by vote of a majority of the Board, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by MIM, in each case, upon not less than sixty days’ written notice to BlackRock; (ii) by MIM or BlackRock in the event of a material breach of any provision of the Subadvisory Agreement by any party; provided, however, that the breaching party (or parties) shall have ten days after the receipt of notice of such breach from the other party to cure such breach; or (iii) by BlackRock upon not less than sixty days’ written notice to MIM and the Trust. The BIL Agreement may be terminated at any time on sixty days’ written notice to the other parties by the Trust, BlackRock, or BIL. The BIL Agreement will terminate automatically upon the termination of the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of BlackRock or a reckless disregard of its duties thereunder, BlackRock, its affiliates, and its control persons shall not be subject to any expenses or liability to MIM, the Trust, or the respective Fund, in connection with the matters to which the Subadvisory Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding, or sale of the BlackRock Segment’s assets. BIL’s liability to the Trust is similarly limited in the absence of a breach of fiduciary duty with respect to the receipt of compensation for services to the Fund or in the absence of willful misfeasance, bad faith or gross negligence on the part of BIL or a reckless disregard of its duties under the BIL Agreement.

MIM’s Recommendation and the Board’s Consideration

MIM recommended BlackRock as a subadviser to the Fund as it believes BlackRock is suited to manage a strategy within the Fund that will help the Fund meet its overall investment objective. In managing that strategy, BlackRock seeks to provide total return comprised of current income and capital appreciation in both periods of strong returns and periods of market stress. It intends to allocate investments across multiple investment strategies, certain of which will use both long and short positions, which BlackRock expects to result in a lower correlation to the equity or fixed-income markets than if the Fund invested in either such market in its entirety. BlackRock will allocate the Fund’s assets that it is managing across the following three broad strategies: (i) core allocation across the fixed-income and equity markets; (ii) long/short macro strategies; and (iii) long/short alpha strategies. In addition, a portion of the Fund’s assets may be managed pursuant to quantitative model-based strategies.

Prior to approving the Subadvisory Agreement, the Board considered materials and presentations related to the Subadvisory Agreement. Among the topics addressed by these materials and presentations were:

•	The services BlackRock would provide to the Fund.

•	The proposed investment approach for the Fund to be carried out by BlackRock.

•	The due diligence conducted on BlackRock by Morningstar, and Morningstar’s reasons for recommending BlackRock and the Subadvisory Agreement.

•	The due diligence conducted by the Trust’s Chief Compliance Officer with regard to compliance programs and capabilities.

•	The proposed fees to be paid to BlackRock.

Throughout the approval process, the Independent Trustees received assistance from independent counsel. The Independent Trustees met separately with independent counsel. The Independent Trustees also met with and interviewed officers of MIM and BlackRock.

Factors Considered

In making their determination, the Board considered multiple factors. The Board did not quantify or assign relative weights to the factors. Each member of the Board may have assigned different weights to the factors.

The factors considered included:

•	The form of the proposed Subadvisory Agreement.

•	The nature, extent and quality of services that BlackRock would provide to the Fund.

•

The background, experience, personnel, operations, technology, policies, procedures and compliance functions of BlackRock, including their experience as managers of other funds and accounts, their investment management approaches and resources, their financial condition and their reputation in the industry.

•	BlackRock’s plans for the integration of their operations, policies, procedures and compliance functions with those of Morningstar and other proposed service providers to the Fund.

•	The impact that management of the Fund would have on BlackRock.

•	The Chief Compliance Officer’s review of the compliance programs and capabilities of BlackRock, including the policies and procedures in place to address potential conflicts of interest.

•	The proposed use of derivatives and other complex instruments to carry out the Fund’s investment goals.

•	BlackRock’s risk management program.

•	The fairness of the compensation under the proposed Subadvisory Agreement.

•	Profitability matters and economies of scale.

The following discussion reviews some of the primary components of the Board’s decision to approve the Subadvisory Agreement. This discussion is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.

Services Provided

The Board reviewed the Fund’s investment goal, BlackRock’s proposed investment strategy to achieve that goal, and BlackRock’s ability to implement that investment strategy.

The Board took note of the responsibilities that BlackRock would have with respect to the portion of the Fund’s assets allocated to BlackRock by MIM. These responsibilities include implementing the investment strategies for that portion of the Fund’s assets and ensuring compliance with the investment policies and limitations. The Board considered BlackRock’s performance managing other investment products, including other mutual funds, with similar investment strategies.

The Board reviewed the portfolio management team assigned to the Fund by BlackRock and considered the team’s past performance and skills, along with overall staffing levels.

The Board considered other investment advisory services offered by BlackRock; they reviewed the allocation of assets and expenses among these services, as well as their fees, the reasons for differences in fees and any potential conflicts in connection with providing these services.

Based on their review, the Board was satisfied with the nature, extent and quality of the overall services to be provided by BlackRock to the Fund and its shareholders. The Board was confident in the abilities of BlackRock to implement the proposed investment strategy and to provide quality services to the Fund and its shareholders.

Investment Performance

The Board noted that, as BlackRock had not provided any services to the Fund, there was no investment performance of BlackRock with respect to the Fund. As noted, the Board considered the investment performance of BlackRock in managing other investment products, including other mutual funds, with similar investment strategies. The Board also considered the performance benchmarks for the Fund recommended by MIM, and how these benchmarks would be used to evaluate the future performance of BlackRock.

The Costs of the Services and Fund Expenses

The Board considered the anticipated cost of the services to be provided and the anticipated profits to be realized by BlackRock from a relationship with the Fund. The Board noted that it could not evaluate BlackRock’s profitability with respect to the Fund since no assets had yet been allocated to BlackRock.

In considering the appropriateness of the investment advisory fee to be charged to the Fund, the Board reviewed the proposed fee in light of the nature, extent and quality of the investment advisory services expected to be provided by MIM and BlackRock, as discussed above. The Board considered the allocation of the investment advisory fee between MIM and BlackRock in light of their respective responsibilities and noted that the subadvisory fees would be paid by MIM to BlackRock and would not be additional fees borne by the Fund. The Board also noted that the subadvisory fees to be paid by MIM to BlackRock were the product of arms-length negotiations between MIM and BlackRock.

With respect to the impact on MIM’s profitability as a result of hiring BlackRock as a subadviser to the Fund, the Board considered the fee waiver and expense limitation arrangements in effect and MIM’s belief that the hiring of BlackRock will not have any demonstrable impact on MIM’s profitability.

The Board considered other actual and potential benefits (often called “fall-out benefits”) that accrue to BlackRock from managing the Fund. These benefits include the acquisition and use of research services by BlackRock with commissions generated by the Fund (known as “soft dollar” arrangements). The Board noted that soft dollar arrangements may result in the Fund bearing costs to purchase research that may be used by BlackRock with other clients and may reduce BlackRock’s expenses. The Board also considered reviews undertaken by the Fund’s Chief Compliance Officer concluding that these arrangements are consistent with regulatory requirements.

Based upon its consideration of all these factors, the Board determined that the subadvisory fee structure was fair and reasonable.

Economies of Scale

The Board considered economies of scale that may be realized by BlackRock as the Fund grows larger and the extent to which these economies would be shared with the Fund’s shareholders. The Board noted that MIM had implemented an expense limitation arrangement which has been and will continue to re-evaluated periodically. Because of the limiting operating history of the Fund, the Board concluded that economies of scale were difficult to evaluate at this time.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Board — including a majority of the Independent Trustees with the assistance of independent counsel — approved the Subadvisory Agreement and concluded that the subadvisory fee structure provided for in the agreements was fair and reasonable.

As BlackRock already serves as a subadviser to another series of the Trust, following the Board’s approval of BlackRock as a subadviser to the Fund, the Fund was added to the existing agreement between BlackRock, MIM and the Trust, dated May 1, 2018, pursuant to an amendment dated April 1, 2020. BlackRock began managing the assets of the Fund allocated to it by MIM on June 8, 2020. MIM determined that the initial target percentage of the Fund’s assets allocated to BlackRock would be at or near 30 percent.

GENERAL INFORMATION

Administrative and Accounting Services

The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, serves as the Trust’s administrator and provides administrative and accounting services necessary for the operation of the Fund, including assistance in the preparation of financial reports to shareholders; reporting fund performance; support with respect to routine regulatory examinations of the Fund; assistance in preparing Fund expense projections and establishing accruals; arranging for the computation of data, including daily calculation of the Fund’s net asset value; preparation for signature by an officer of the Trust of certain documents required to be filed for compliance by the Trust with applicable laws and regulations including those of the SEC; preparation of tax returns; certain accounting, clerical and bookkeeping services; arranging for the maintenance of books and records of the Trust; and providing, at its own expense, office facilities, equipment, and personnel necessary to carry out its duties.

Principal Distribution Arrangements

Foreside Fund Services, LLC (“Foreside”), located at Three Canal Plaza, Suite 100, Portland, ME 04101, acts as principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between Foreside and the Trust, on behalf of the Fund, Foreside acts as the Trust’s principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Fund’s shares. Foreside is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.

Payments to Affiliated Brokers

For the fiscal year ended April 30, 2020, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of May 31, 2020, Morningstar Alternatives Fund had 18,994,255 outstanding shares, and net assets of $194,733,391. The owners of more than 5% of the outstanding shares of the Fund as of May 31, 2020, are listed below:

Morningstar Alternatives Fund

Name and Address	Shares	% Ownership	Type of Ownership
BNY Mellon Investment Servicing Trust Company FBO Morningstar Funds Trust Shareholders 760 Moore Road King of Prussia, PA 19406	10,256,215.494	54.00%	Record

National Financial Services LLC FBO Morningstar Funds Trust Shareholders 200 Seaport Blvd. Boston, MA 02210	5,588,303.011	29.42%	Record

Charles Schwab & Co Inc Special Custody A/C FBO Customers Morningstar Funds Trust Shareholders 211 Main St. San Francisco, CA 94105	1,250,780.814	6.59%	Record

SHAREHOLDER REPORTS

Additional information about the Fund is available in the Trust’s annual report to shareholders for the period ended April 30, 2019, and updated information will soon be available in the Trust’s annual report to shareholders for the period ended April 30, 2020. In the Trust’s annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. A copy of the Trust’s most recent shareholder reports may be obtained, without charge, and a shareholder may notify the Trust of his or her instructions for future receipt of shareholder reports by writing to Morningstar Funds Trust, c/o D. Scott Schilling, Chief Compliance Officer, 22 W. Washington Street, Chicago, Illinois 60602, or by calling (877) 626-3224. Only one shareholder report will be delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. If multiple security holders sharing an address are receiving multiple shareholder reports, however, they may request that a single copy be mailed instead by contacting the Trust at the address or phone number listed above.